     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2000
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ------------------------------

                                 QRS CORPORATION
             (Exact name of Registrant as specified in its charter)

                        ------------------------------

         DELAWARE                        7370                   68-0102251
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of incorporation          Classification Code Number)  Identification No.)
     or organization)

                                 1400 MARINA WAY SOUTH
                               RICHMOND, CALIFORNIA 94804
                                    (510) 215-5000

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        ------------------------------

                                 JOHN S. SIMON
                            CHIEF EXECUTIVE OFFICER
                                QRS CORPORATION
                             1400 MARINA WAY SOUTH
                          RICHMOND, CALIFORNIA 94804
                                (510) 215-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                        ------------------------------

                                   Copies to:
                            RONALD B. MOSKOVITZ, ESQ.
                             SCOTT D. KARCHMER, ESQ.
                         BARBARA SKAGGS GALLAGHER, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                                   ONE MARKET
                               SPEAR STREET TOWER
                         SAN FRANCISCO, CALIFORNIA 94105
                                 (415) 442-0900

                        ------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                          CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF              AMOUNT TO          OFFERING PRICE           AGGREGATE             AMOUNT OF
             SECURITIES TO BE REGISTERED         BE REGISTERED         PER SHARE(1)       OFFERING PRICE (1))    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value..................    847,290 shares           $46.44              $39,348,147            $10,387.91
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on April 25, 2000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE
CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS
PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING
AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OF SALE
IS NOT PERMITTED.
===============================================================================+

                  SUBJECT TO COMPLETION, DATED APRIL 26, 2000


                                  PROSPECTUS



                               847,290 SHARES


                                    [LOGO]


                                QRS CORPORATION


                                 COMMON STOCK

--------------------------------------------------------------------------------

         This prospectus relates to the public offering, which is not being underwritten, of 847,290 shares of our common stock which is held by some of our current stockholders. 100,000 shares which may be offered hereby were received by certain of the selling stockholders in connection with our acquisition of all the outstanding capital stock of Image Info Inc and 747,290 shares which may be offered hereby were received by certain of the selling stockholders in connection with our acquisition of substantially all of the assets of RockPort Trade Systems, Inc.

         The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We have agreed to bear certain expenses in connection with the registration of the shares being offered and sold by the stockholders hereby.

         Our common stock is quoted on the Nasdaq National Market under the symbol QRSI. On April 25, 2000, the closing price for the common stock was $45.5625.

                            ----------------------

         INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                            ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities nor passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is April   , 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 29, 2000;

          (b) Current Reports on Form 8-K filed with the Commission on
(i) January 28, 2000, and amended on March 27, 2000, and (ii) March 24, 2000, respectively; and

          (c) The Registration Statement on Form 8-A filed with the SEC on June 18, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to our outstanding common stock.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                                Shawn M. O'Connor
   President, Chief Operating Officer and Interim Chief Financial Officer and
                                   Secretary
                                 QRS Corporation
                              1400 Marina Way South
                               Richmond, CA 94804
                                 (510) 215-5000

You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                QRS CORPORATION

QRS Corporation ("QRS", "We", "Our", or "Us") principal executive offices are located at 1400 Marina Way South, Richmond, California 94804. QRS' telephone number is (510) 215-5000.

                                 RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THIS PROSPECTUS ALSO CONTAINS "FORWARD-LOOKING" STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

OUR OPERATING RESULTS MAY FLUCTUATE FROM QUARTER TO QUARTER.

Our future quarterly operating results may vary and we could experience reduced levels of earnings or losses in one or more quarters. Fluctuations in our quarterly operating results could result from a variety of factors, including:

-    changes in the demand for our services

-    changes in our pricing policies or those of our competitors

-    market acceptance of new and enhanced versions of our services

-    changes in operating expenses

-    changes in our strategy

-    introduction of alternative technologies by our competitors

-    effect of potential acquisitions

-    industry and general economic factors

We cannot control all of these factors. Due to all of these factors and other risks discussed in this report, period-to-period comparisons of our results of operations may not reflect our future performance.

OUR MARKETPLACE SERVICES ARE EVOLVING AND WE CANNOT BE SURE THEY WILL BE SUCCESSFUL.

We are continuing to expand the breadth of our B2B eCommerce services through our marketplace services initiative. In particular, we have introduced Tradeweave, an Internet marketplace designed to facilitate the trade and auction of first-run and excess merchandise. Tradeweave is new and unproven, and we cannot assure you that it will be successful. Some of our existing customers have agreed to participate in Tradeweave. None of these customers are obligated to buy or sell any retail merchandise through Tradeweave. As a result, we cannot assure you that these or any of our other customers will trade or auction first-run or excess retail merchandise.

The implementation of Tradeweave has and is expected to continue to require significant investment of both financial and management resources, and the expenses related to Tradeweave have had and we expect will continue to have an adverse impact on our operating results and earnings for the near term. We expect that our operational and development costs related to Tradeweave will increase significantly as we invest in infrastructure and product development, and increase the sales and marketing efforts. We do not expect to derive significant revenue from these services in the near future. The success of Tradeweave will require, among other things, broad market acceptance by our existing and future customers. If Tradeweave does not generate sufficient revenues to achieve and maintain profitability, our investment in Tradeweave could adversely affect our operating results and earnings in future quarters. If our operating results and earnings fall below the expectations of public market analysts and investors, the trading price of our common stock is likely to decline.

THE SUCCESS OF OUR BUSINESS DEPENDS ON OUR CUSTOMERS' CONTINUING ACCEPTANCE OF OUR B2B ECOMMERCE SERVICES.

Currently, our revenues are derived from the use of our B2B eCommerce services by retailers and their trading partners. As a result, the success of our business depends upon:

- our current customers' adoption and acceptance of additional services that we currently offer and will offer in the future

- our ability to attract new customers and their acceptance of our current and future service offerings


The retail industry is often characterized as being conservative in its approach to adopting new technologies. Many of our customers are new to the use of B2B eCommerce practices and may not have sufficient resources or properly trained personnel to utilize our services. If we are unable to increase customer acceptance of our current service offerings and achieve market acceptance of our future service offerings, our business, financial condition, and results of operations will be materially adversely affected.

THE MARKET FOR B2B ECOMMERCE SERVICES IS INTENSELY COMPETITIVE.

We compete with a number of companies providing B2B eCommerce services as well as companies providing software and services to the retail industry. We believe the principal factors on which we compete include:

-    breadth and quality of services

-    price

-    customer base

-    customer service and support

-    retail industry focus, presence and knowledge

-    product, merchandise and other related content

-    enabling inter-enterprise relationships

Many of our existing and potential competitors have financial, marketing or technological resources that exceed our own resources, and we cannot assure you that we will be able to compete successfully. Competition may affect our ability to gain new customers and retain and expand business with our existing customers. It may also affect the range of services we can offer to our customers.

We expect competition to increase as more companies enter the market and existing competitors continue to change and expand their service offerings. In addition, in-house systems and third-party software providers are also significant competitors to our services. Some of our potential competitors have longer operating histories, larger customer bases, and greater brand recognition in B2B eCommerce markets than we do. In addition, other companies may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of our competitors with other revenue or investment sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than we can, which may adversely affect our business. Furthermore, some of our competitors, in particular Internet companies, may not be bound by investors' expectations of earnings and, therefore, may be able to allocate more resources to grow their Internet operations.

NEW TECHNOLOGY COULD MAKE OUR EXISTING SERVICES OBSOLETE.

The market for B2B eCommerce services is characterized by rapidly changing technology and continuously evolving standards. To be successful, we must adapt by continually improving the performance, features, and reliability of our services or else our services may become obsolete. We cannot assure you that we will be able to respond in a timely manner to technological changes. The ability of competitors to successfully incorporate evolving standards and technologies into new services may make our services noncompetitive. Technological changes could force us to lower the price of our services. If we fail to adapt to or incorporate new standards or technology, it may have a material adverse effect on our business and results of operations.

WE DEPEND ON IBM FOR MOST OF OUR ECOMMERCE SERVICES AND FOR A SUBSTANTIAL PORTION OF OUR REVENUES.

Since 1988, we have used the IBM value-added network, or VAN, as the network platform over which we provide customers with most of our eCommerce services. We depend on the IBM VAN for a substantial part of our revenues and such dependence is expected to continue and last through the term of our contract, which expires December 31, 2001. Because we have no right to control the maintenance and operation of the IBM VAN, we do not control decisions that could have a material adverse impact on the operation of the VAN and consequently, on our business and results of operations. In addition, if IBM becomes unable or unwilling to provide VAN services, we would either have to provide these services directly or arrange for another third party to provide such services. We cannot assure you that we would be able to do so on a timely basis, if at all, or that the costs of any such arrangements would not materially adversely affect our business and results of operations. Disruption or unavailability of the IBM VAN may have a material adverse effect on our business and results of operations.

IBM currently charges us for our use of its network and messaging services by our customers. In the event that IBM decides to increase the prices that it charges us or reduces the amount of discounts or allowances after our current contract expires, we may not be able to pass along these charges to our customers. If we are unable to do so, our business and results of operations could be materially adversely affected. We have an agreement with IBM to purchase $335 million of network services over a four-year period ending December 31, 2001. This amount is subject to specified volume discounts and allowances. The agreement includes specified annual minimum purchases and a graduated adjustment charge if total purchases fall below the minimum amount. We cannot assure you that we will meet the minimum purchase requirements, and if we do not do so, we will have to pay more for IBM's network and messaging services and our revenues may be adversely affected. We met our purchase commitment for 1998. However, we did not meet our annual purchase commitment in 1999 and recorded additional expense of $120,000. It is uncertain whether we will meet our purchase commitment in 2000 and 2001.

IBM AND AT&T COULD DECIDE TO COMPETE AGAINST US.

In April 1999, AT&T purchased IBM's Global Network and corporate networking business. We have continued to receive our network services pursuant to the terms of our IBM agreements. If AT&T markets IBM network services to the retail industry or directly to our customers or permits one or more of our competitors to use and remarket IBM's network services to the retail industry, our business and results of operations could be materially adversely affected. IBM and AT&T are free to compete against us, and we cannot assure you that IBM and AT&T will not choose to compete with us in the future. If AT&T or IBM were to become a competitor, our business and results of operations may be materially adversely affected.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.

We have experienced significant revenue growth as we have added new retailers and vendors, increased the number of trading partnerships and increased the size of QRS KEYSTONE, our product information database. Maintaining profitability during a period of expansion will depend, among other things, on our ability to manage effectively our operations. More recently, we have significantly increased our service offerings and customers both through internal growth and acquisitions. In particular, we expect Tradeweave to require significant additional expansion of our operations, employees, and infrastructure. If we are unable to manage our growth effectively, it may have a material adverse effect on our business and results of operations.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT, TRAIN AND RETAIN KEY PERSONNEL.

Our success depends significantly upon the performance of our executive officers and other key employees. We also need to attract, train, retain, and motivate technical, managerial, and marketing personnel. Competition for qualified personnel is intense, particularly with respect to Internet product and service personnel. We cannot assure you that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. If we lose key personnel or fail to recruit necessary additional personnel, our business and results of operations may be materially adversely affected.


FAILURE TO EXPAND THE INTERNET INFRASTRUCTURE COULD LIMIT OUR FUTURE GROWTH.

We increasingly rely on the Internet for the delivery of our services. The recent growth in Internet traffic has caused frequent periods of decreased performance. If Internet usage continues to grow rapidly, its infrastructure may not be able to support these demands and its performance and reliability may decline. If outages or delays on the Internet occur frequently or increase in frequency, overall Internet usage, including usage of our services, could grow more slowly or decline. Our ability to deliver services through the Internet to customers is ultimately limited by and depends upon the speed and reliability of both the Internet and our customers' internal networks. Consequently, the growth of the market for our services, particularly Tradeweave, depends upon improvements being made to the entire Internet as well as to our individual customers' networking infrastructures to alleviate overloading and congestion. If these improvements are not made, our customers' ability to utilize our services will be hindered, and our business and results of operations may suffer.

OUR SUCCESS DEPENDS IN PART ON OUR ABILITY TO INTRODUCE NEW SERVICES IN A TIMELY MANNER.

Our future growth depends on our successful and timely introduction of new services in existing and emerging markets. We cannot assure you that we will successfully complete development or that if such development is completed, our planned introduction of these services will gain market acceptance or will meet the technical or other requirements of potential customers. To provide our services, we rely on complex software, which may contain undetected errors or failures. Software errors or delays could result in loss of, or delay in, market acceptance of our services, which may have a material adverse effect on our business, results of operations, and financial condition.

WE DEPEND ON SEVERAL KEY CUSTOMERS FOR OUR BUSINESS.

We provide services and generate revenues by enabling certain of our key retail customers and their trading partners to conduct business over our network. Estimated revenues attributable to all of the billings of any one of these customers and its trading partners may exceed 10% of our total revenues in future quarters. In addition, the retail industry has recently experienced significant consolidation. If any of our retail customers consolidate, it could adversely affect our revenues. In addition, our customers could elect either to develop their own B2B eCommerce services or to transfer all or a significant portion of their activities to one of our competitors, which could have a material adverse effect on our business and results of operations.

DAMAGE TO OUR DATA CENTER FACILITY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

Our content and application services, such as QRS KEYSTONE, run on a computer system contained in our data center facility in Richmond, California. The data center is located in a single facility and we have no present intention of establishing an additional data center in a separate location. However, we have arranged for use of off site computer facilities, if necessary, and have taken other precautions to protect ourselves and our customers from events that could interrupt delivery of our services. These precautions include off-site storage of back-up data, fire protection, and physical security systems, an early warning detection, and Halon fire extinguishing system. Notwithstanding these precautions, we cannot assure you that a fire, earthquake, or other natural disaster affecting the data center would not disable our computer system. Our data center routes through independent AT&T hubs in San Francisco and Los Angeles. In the event that service through these locations is interrupted, we have back-up access through AT&T's Seattle hub. Any significant damage to our data center or disruption of its connectivity to the IBM VAN network and/or AT&T network could have a material adverse effect on our business and results of operations.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY AND INFORMATION.

We rely on a combination of copyright, trade secret, and trademark laws and nondisclosure agreements to protect our proprietary rights. Existing copyright laws afford only limited protection and we may not be able to police unauthorized use of our services, and proprietary technology, and information. Unauthorized third parties may be able to copy our services or otherwise obtain and use our proprietary technology and information. For example, if a competitor were able to duplicate the information contained in our product information database, our business could be adversely affected. Further, the laws of certain countries in which our services may be distributed may not protect our services and intellectual rights to the same extent as the laws of the United States. If unauthorized third parties obtain and use our proprietary technology and information, our business and results of operations may be materially adversely affected.

ACQUISITIONS OR INVESTMENTS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

We have made acquisitions in the past and we expect to acquire complementary businesses or technologies in the future. The success of any acquisition will depend upon, among other things, our ability to:

- identify and evaluate the proposed acquisition of complementary businesses or technologies

-    complete the acquisition on reasonable terms

-    obtain any necessary financing

-    integrate effectively the acquired personnel, operations or technologies

-    retain customers and motivate key personnel

An acquisition could cause a distraction of our management and employees, an increase in our expenses, an assumption of additional debt, and/or an issuance of equity which could be dilutive to existing stockholders, and expose us to the risk that we will fail to successfully implement the acquisition. This may materially and adversely affect our results of operations and financial condition.

OUR STOCK PRICE MAY FLUCTUATE SUBSTANTIALLY.

The market price of our common stock has fluctuated significantly since the initial public offering of our common stock in August 1993. The market price of our common stock could be subject to significant fluctuations in the future based on factors including:

-    announcements of new services by us or by our competitors

-    fluctuations in our quarterly financial results

-    fluctuations in our competitors' quarterly financial results

- changes in analysts' estimates of our financial performance or our failure to meet these estimates

- conditions in the Internet commerce, information services, and high technology industries

-    conditions in the financial markets

The stock market in general has experienced extreme price and volume fluctuations which have particularly affected the market prices for many high technology companies and which have often been unrelated to the operating performance of the specific companies. Many technology companies, including QRS, have recently experienced significant fluctuations in the market price of their equity securities. We cannot assure you that the market price of our common stock will not continue to experience significant fluctuations in the future.

RESIDUAL PROBLEMS RELATING TO THE YEAR 2000 COULD NEGATIVELY AFFECT OUR
BUSINESS.

We completed the tasks we believed were necessary to confirm that our business critical computer and other systems are able to function without disruption with respect to the application of dating systems in Year 2000. There were no significant product delivery or internal systems issues reported over the Year 2000 transition. Although we believe that all appropriate steps have been taken to address Y2K readiness, there can be no guarantee that undetected errors or defects associated with Year 2000 date functions will prevent a material adverse impact on the results of operations and financial condition.

OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY MAKE A TAKEOVER MORE DIFFICULT.

We are a Delaware corporation. The Delaware General Corporation Law contains certain provisions that may make a change in control of our company more difficult or prevent the removal of incumbent directors. In addition, our certificate of incorporation and bylaws contain provisions that have the same effect. Under our agreement with Tradeweave, Inc., Peter R. Johnson and Garth Saloner, the demand registration right of the minority stockholders of Tradeweave, Inc. is affected by a change of control of QRS. Any of these provisions may have a negative impact on the price of our common stock, may discourage third-party bidders from making a bid for QRS or may reduce any premiums paid to our stockholders for their common stock.

                                USE OF PROCEEDS


We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

                             PLAN OF DISTRIBUTION

We are registering all 847,290 shares (the "Shares") on behalf of certain selling stockholders. All of the Shares originally were issued by us in connection with our acquisition of all the outstanding capital stock of Image Info Inc. and our acquisition of substantially all of the assets of RockPort Trade Systems, Inc. We will receive no proceeds from the sale of the Shares by the selling stockholders. The selling stockholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling Shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Stockholders") may sell the Shares from time to time. The Selling Stockholders will act independently of QRS in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     -    in privately negotiated transactions.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the Shares or otherwise. In such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. Some or all of the Shares covered by this registration statement may be sold to cover short positions in the open market. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The broker-dealer may then resell or otherwise transfer such Shares pursuant to this prospectus. The Selling Stockholders also may loan or pledge the Shares to a broker-dealer. The broker-dealer may sell the Shares so loaned, or upon a default the broker-dealer may sell the pledged Shares pursuant to this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the Shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities
Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders. QRS will make copies of this prospectus available to the Selling Stockholders and has informed the Selling Stockholders of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the Shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

                              SELLING STOCKHOLDERS

The following table sets forth the number of shares owned by each of the Selling Stockholders and the number of Shares registered for resale hereby. No estimate can be given as to the amount of shares that will be held by the Selling Stockholders after completion of this offering because the Selling Stockholders may offer all or some of the Shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the Shares. The Shares offered by this prospectus may be offered from time to time by the Selling Stockholders named below.

                                                Number of Shares
                                                  Beneficially         Percentage of      Number of Shares
                                               Owned Prior to the       Outstanding        Registered for
NAME OF SELLING STOCKHOLDER                        Offering              Shares(1)         Sale Hereby(2)
---------------------------                 -----------------------------------------------------------------

Craig Schlossberg                            161,771                       1.06%                      36,690

Jonathan Pinsky                              161,771                       1.06%                      36,690

Earl Rosen                                    40,432                         *                         9,170

Catherine Pinsky                              32,363                         *                         7,340

John Orvos                                    20,238                         *                         4,590

James Killough III                            17,725                         *                         4,020

Jason Pinsky                                   6,614                         *                         1,500

Susan Welch                                  340,523                       2.24%                     340,523

William Welch                                  8,161                         *                         8,161

Stephen Welch                                  8,161                         *                         8,161

Judy Charron                                   8,161                         *                         8,161

Jack Zakarian                                182,504                        1.2%                     115,000

Insight Capital Partners II, L.P.            120,278                         *                       120,278

Insight Capital Partners (Cayman) II, L.P.    13,364                         *                        13,364

Imprimis SB L.P.                             133,642                         *                       133,642

-------------------------

* Less than one percent.

(1) Based on 15,189,786 shares of common stock outstanding on April 14, 2000.

(2) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the Shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of QRS' outstanding shares of common stock.

The Shares which may be offered by Craig Schlossberg, Jason Pinsky, James Killough III, John Orvos, Jonathan Pinsky, Earl Rosen and Catherine Pinsky were acquired by them in connection with QRS' acquisition of all the outstanding capital stock of Image Info Inc. Immediately prior to the acquisition, each of those individuals, with the exception of Jason Pinsky, held positions with Image Info Inc. After the completion of the acquisition, Mr. Schlossberg became QRS' Vice President and General Manager, Imaging Software, Mr. Jonathan Pinsky became QRS' Vice President and General Manager, Imaging Services, Mr. Killough became a consultant to QRS, Mr. Orvos became an Account Executive for QRS and Mr. Rosen became Vice President, Marketing for QRS.

The Shares which may be offered by Susan Welch, William Welch, Stephen Welch, Judy Charron, Jack Zakarian, Insight Capital Partners II, L.P., Insight Capital Partners (Cayman) II, L.P. and Imprimis SB L.P. were acquired by them in connection with QRS' acquisition of substantially all of the assets of RockPort Trade Systems, Inc. Prior to the acquisition, Ms. Welch and Mr. Zakarian were each employed with RockPort Trade Systems, Inc. After the completion of the acquisition, Ms. Welch became Senior Vice President, Application Services for QRS and Mr. Zakarian became a consultant to QRS.

                                 LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for QRS by Brobeck, Phleger & Harrison LLP, San Francisco, California.

                                    EXPERTS

The financial statements incorporated in this prospectus by reference from QRS' Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this prospectus by reference from QRS' Current Report on Form 8-K/A dated March 27, 2000 for the years ended December 31, 1999 and 1998 have been audited by Goldstein Golub Kessler LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================


WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN
ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE
INFORMATION MAY CHANGE AFTER THAT DATE.

                                --------------

                              TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

Where You can Find More Information......................................  1
QRS Corporation..........................................................  2
Risk Factors.............................................................  2
Use of Proceeds..........................................................  8
Plan of Distribution.....................................................  8
Selling Stockholders..................................................... 10
Legal Matters............................................................ 11
Experts.................................................................. 11



                                QRS CORPORATION





                                847,290 SHARES
                                OF COMMON STOCK

                                --------------

                                  PROSPECTUS

                                --------------

















                                April __, 2000


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

     SEC Registration fee                                       $10,388
     Printing and engraving
            expenses                                              1,500
     Legal expenses                                              15,000
     Accounting fees and
            Expenses                                             10,000
     Miscellaneous                                                  500
                                                               --------
     Total                                                      $37,388

Item 15.  Indemnification of Officers and Directors.

Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

In accordance with the Delaware Law, our certificate of incorporation limits the liability of our directors to the maximum extent permitted by law. Under Delaware law, our directors will not be personally liable for monetary damages, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) the unlawful payment of dividends or unlawful stock purchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit.

QRS' Bylaws provide that QRS shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. QRS believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. QRS' Bylaws also permit it to secure insurance on behalf of any officer, director, employee of other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her under the General Corporation Law of Delaware. QRS currently has secured such insurance on behalf of its directors and officers.

QRS has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification to which they are entitled under QRS' Bylaws. These agreements, among other things, indemnify QRS' directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of QRS arising out of such person's services as a director or executive officer of QRS, any subsidiary of QRS or any other company or enterprise to which the person provides services at the request of QRS.

Item 16. Exhibits

(a) Exhibits


2.1 Agreement and Plan of Merger dated January 21, 2000 by and between QRS and Image Info Inc.(1)
2.2 Agreement and Plan of Reorganization dated February 29, 2000 by and between QRS and RockPort Trade Systems, Inc.(2)
4.1  Specimen of Common Stock Certificate of QRS. (3)
4.2 Registration Rights Agreement dated January 21, 2000 by and between QRS and certain individuals listed therein.
4.3 Registration Rights Agreement dated February 29, 2000 by and between QRS and RockPort Trade Systems, Inc.
5.1  Opinion of Brobeck, Phleger & Harrison LLP. (4)
23.1 Consent of Deloitte & Touche LLP.
23.2 Consent of Goldstein Golub & Kessler LLP
23.3 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
24.1 Power of Attorney (included on page II-4 hereto).

---------------------------
(1) Incorporated by reference to Exhibit of same number filed with QRS' Current Report on Form 8-K dated January 28, 2000 and amended on March 27, 2000.
(2) Incorporated by reference to Exhibit 2.1 filed with QRS' Current Report on Form 8-K dated March 24, 2000.
(3) Incorporated by reference to Exhibit of same number of QRS' Registration Statement on Form S-1 (Registration No. 33-63938).
(4) To be filed by amendment.

(b) Financial Data Schedule

         Not applicable

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 25th day of April, 2000.

                                   QRS CORPORATION


                                   By:   /s/ John S. Simon
                                      ---------------------------------------
                                         John S. Simon
                                         Chief Executive Officer and Director


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of QRS Corporation, a Delaware corporation, do hereby constitute and appoint John S. Simon, Chief Executive Officer and Shawn M. O'Connor, President, Chief Operating Officer and Interim Chief Financial Officer and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                        TITLE                                   DATE
------------------------------------      -----------------------------------------------     -----------------------


/s/ John S. Simon                         Chief Executive Officer and Director (Principal     April 25, 2000
----------------------------              Executive Officer)
John S. Simon



/s/ Shawn M. O'Connor                     President, Chief Operating Officer and Interim      April 25, 2000
----------------------------              Chief Financial Officer (Principal Financial
Shawn M. O'Connor                         and Accounting Officer)


                                     II-4


              SIGNATURE                                        TITLE                                   DATE
------------------------------------      -----------------------------------------------     -----------------------


/s/ Peter R. Johnson                      Chairman of the Board of Directors                  April 25, 2000
----------------------------
Peter R. Johnson



/s/ Tania Amochaev                        Director                                            April 25, 2000
----------------------------
Tania Amochaev



/s/ Steven D. Brooks                      Director                                            April 25, 2000
----------------------------
Steven D. Brooks


/s/ David A. Cole                         Director                                            April 25, 2000
----------------------------
David A. Cole


/s/ John P. Dougall                       Director                                            April 25, 2000
----------------------------
John P. Dougall


/s/ Philip Schlein                        Director                                            April 25, 2000
----------------------------
Philip Schlein


/s/ Garen K. Staglin                      Director                                            April 25, 2000
----------------------------
Garen K. Staglin


/s/ Garth Saloner                         Director                                            April 25, 2000
----------------------------
Garth Saloner

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                         EXHIBIT TITLE

2.1 Agreement and Plan of Merger dated January 21, 2000 by and between QRS and Image Info Inc.(1)
2.2 Agreement and Plan of Reorganization dated February 29, 2000 by and between QRS and RockPort Trade Systems, Inc.(2)
4.1        Specimen of Common Stock Certificate of QRS.(3)
4.2 Registration Rights Agreement dated January 21, 2000 by and between QRS and certain individuals listed therein.
4.3 Registration Rights Agreement dated February 29, 2000 by and between QRS and RockPort Trade Systems, Inc.
5.1        Opinion of Brobeck, Phleger & Harrison LLP. (4)
23.1       Consent of Deloitte & Touche LLP.
23.2       Consent of Goldstein Golub & Kessler LLP
23.3 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
24.1       Power of Attorney (included on page II-4 hereto).

--------------------

(1) Incorporated by reference to Exhibit of same number filed with QRS' Current Report on Form 8-K dated January 28, 2000 and amended on March 27, 2000.
(2) Incorporated by reference to Exhibit 2.1 filed with QRS' Current Report on Form 8-K dated March 24, 2000.
(3) Incorporated by reference to Exhibit of same number of QRS' Registration Statement on Form S-1 (Registration No. 33-63938).
(4) To be filed by amendment.